Exhibit 99.1

Exhibit 99.1

Equity LifeStyle Properties

Our Story

One of the nation’s largest real estate networks with 387 properties containing over 143,800 sites in 32 states and British Columbia

Unique business model

Own the land

Low maintenance costs/customer turnover costs

Lease developed sites

High-quality real estate locations

More than 80 properties with lake, river or ocean frontage

More than 100 properties within 10 miles of coastal United States

Property locations are strongly correlated with population migration

Property locations in retirement and vacation destinations

Stable, predictable financial performance and fundamentals

Balance sheet flexibility

In business for more than 40 years

Property Locations

4 3 2

WA ME ND MN

4 MT 3 OR VT

WI NY

WY 4 MI NH ID 4 CA SD 2 2 3 MA

NV 3 RI

7 NE IA 5 PA 6 6 6 CT

IN OH 6 NJ UT CO IL 9

16 4 DE

KS WV MD

4 7 VA

AZ MO KY

11 NM NC TN

6 26 OK AR 6 SC

MS TX AL GA LA

FL 8

6 17 10 37

14 3 14 9

10

Steady,Predictable Revenue Streams

Property/Site composition

202 home manufactured/resort communities

71,600 sites

185 RV resorts

72,200 sites

Annuals 26,600

Seasonal 10,700

Transient 10,800

Membership sites 24,100

Property Operating Revenue Buckets(1)

Transient 5.1%

Seasonal 3.7%

Annual Right to Use 7.6%

Annual RV 14.9%

Annual MH 68.7%

All Annual Revenue = 91.2%

Note:

(1) Property revenue buckets reflect estimated 2015 property operating revenues, derivable from our guidance furnished with the SEC as Exhibit 99.1 to the Form 8-K filed on July 21, 2015 (“ELS Reports Second Quarter Results”).

Our Lifestyle Options

Customers own the units they place on our sites

Manufactured homes

Resort cottages (park models)

Recreational vehicles

We offer a lifestyle and a variety of product options to meet our customers’ needs

We seek to create long-term relationships with our customers

RV Site

Manufactured Home

RV Resort Cottage

Favorable Customer Demographics

The population of people age 55 and older is expected to grow 28% from 2015 to 2030

Roughly 10,000 Baby Boomers will turn 65 every day through 2030

U.S. Population Over Age 55 (in thousands)

120,000 100,000 80,000 60,000 40,000 20,000

0 2015 2020 2025 2030

New Residents

MH

Average age: 62 years RV

Average age: 55 years

Note:

Sources: US Census 2012, Acxiom 2014, Pew Research Center 2010.

Track Record

Item IPO Year—1993 2015

Properties 41 387

Sites 12,312 143,845

States 16 32

FFO Per Share (1) $0.47 $2.83

Normalized FFO Per Share (1) $0.47 $3.02

Common Stock Price (2) $6.44 $57.88

Enterprise Value (3) $296 million $7.6 billion

Dividend Paid Cumulative (4)—$18.52

Cumulative Total Return (5)—2,352%

S&P 500 Total Return (5)—640%

10-Year Total Return Performance

Equity Lifestyle Properties Inc. - 10 Years Total Return (%) Total Return Performance Since IPO

Equity Lifestyle Properties, Inc. Total Return (%) Since IPO Notes:

Source: SNL Financial

(1) Total return calculation assumes dividend reinvestment.

(2) SNL US REIT Equity; Includes all publicly traded (NYSE, NYSE Amex, NASDAQ, OTC BB, Pink Sheets) Equity REITs in SNL’s coverage universe.

(3) Stock price date from IPO as of July 31, 2015.

Note:

(1) See pages 15 and 16 for the reconciliation and definition of FFO and Normalized FFO. The 1993 amount was determined from amounts presented in the 1996 Form 10-K.

(2) The 1993 stock price is adjusted for stock splits; the 2015 price is the closing price as of July 31, 2015.

(3) The 2015 enterprise value is as of July 31, 2015. See page 9.

(4) Source: SNL Financial. Includes dividends paid from IPO date of February 25,1993 through July 31, 2015 and adjusted for stock splits.

(5) Source: SNL Financial from IPO through July 31, 2015 (calculation assumes common dividend reinvestment).

Consistent Same Store NOI Growth and Outperformance

ELS has maintained positive same store NOI growth in all quarters since at least Q3 1998.

Note:

(1) Source for Same Store NOI data: Citi Investment Research, August 2015. Earliest quarter collected by Citi is third quarter of 1998. “REIT Industry” includes an index of REITs across a variety of asset classes, including regional malls, shopping centers, multifamily, student housing, manufactured homes, self storage, office, industrial, mixed office and specialty.

ELS vs. Multifamily

Same Store NOI Indexed Growth[1]

ELS compounded Same Store NOI growth rates significantly outperformed the REIT Multifamily industry since 1999

FFO Multiples[3]	ELS	Multifamily[4]
1996-2003	*12.9x*	*11.0x*
2004-2013	*17.0x*	*17.7x*
2014	*18.5x*	*17.8x*


Same Store NOI Indexed Growth
190
180
170
160
150
140
130
120
110
100
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
ELS Index(2)
Multi-family Index(2)

Note:

(1) Source: Citi Investment Research, May 2015. Same Store Indexed Growth assumes initial investment of $100 multiplied by the annual same store NOI growth rate.

(2) Source: Citi Investment Research, May 2015. Averages equal annualized quarterly same store NOI averages collected by Citi.

(3) Source: SNL Financial. Average FFO Multiple for the period calculated on trailing 12-month basis. Multiple equals stock price divided by t-12 month FFO per share.

(4) The Multi-family Index FFO multiples include only US companies that report FFO.

8

Capital Structure

As of July 31, 2015 (in millions)

Total enterprise value is $7.6 billion

Debt to enterprise value is 28.5%

$400 million available line of credit

Debt Maturity

Outstanding Debt (in thousands)

OPU’s $417.8, 5.5% Term Loan $200.0, 2.6% Preferred $136.1, 1.8%

Mortgage Debt $1,963.0 25.9% Common(1) $4,878.3 64.2%

Note:

(1) Stock price as of July 31, 2015.

Performance Update

198 Manufactured Home Communities(1)

Core(2) occupancy of 93% as of 8/31/2015

Core occupancy has grown 23 consecutive quarters through 6/30/2015

Core community base rental income growth for the two months ended 8/31/2015 is 3.6%(3)

184 RV Resorts(1)

Core resort base rental income growth for the two months ended 8/31/2015 is 4.5%(3)

Core rental income growth rate from annuals for the two months ended 8/31/2015 is 6.0%(3)

Core rental income growth rate and from Labor transients Day holidays for the Fourth compared of July to the prior year is 5.7%

Note:

(1) Excludes joint venture sites.

(2) Core Portfolio is defined as properties acquired prior to December 31, 2013.

The Core Portfolio may change from time-to-time depending on acquisitions, dispositions and significant transactions or unique situations.

(3) Compared to the two months ended August 31, 2014.

Safe Harbor Statement

Under the Private Securities Litigation Reform Act of 1995:

The forward-looking statements contained in this presentation are subject to certain economic risks and uncertainties described under the heading "Risk Factors" in our 2014 Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015. See Form 8-K filed July 21, 2015 for the full text of our forward-looking statements. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events. All projections are based on 2015 budgets, reforecasts and pro forma expectations on recent investments.

Non-GAAP Financial Measures

Net Income to FFO and Normalized FFO Reconciliation (in millions)

Computation of Funds From Operations (FFO)	2011	2012	2013	2014	2015 (1)
Net income available for common shares	**$22.8**	**$54.8**	**$106.9**	**$118.7**	**$129.5**
Income allocated to common OP units	3.1	5.1	9.7	10.5	11.1
Series B Redeemable Preferred Stock Dividends	0.5	-	-	-	-
Right-to-use contract revenue and commissions deferred, net	7.1	3.5	3.3	2.9	3.1
Depreciation on real estate assets and other	81.2	100.0	102.7	101.2	103.3
Depreciation on rental homes	4.3	6.1	6.5	10.9	10.7
Depreciation on discontinued operations	-	-	1.5	-	-
Amortization of in-place leases	28.5	45.1	1.9	4.0	2.4
Gain on real estate	-	(4.6)	(41.5)	(1.5)	-
FFO available for common shares	**147.4**	**210.0**	**191.0**	**246.7**	**260.1**
Change in fair value of contingent consideration asset	-	(0.5)	1.4	(0.1)	-
Transaction costs	18.5	0.2	2.0	1.6	0.5
Loss from early extinguishment of debt	-	0.5	37.9	5.1	16.9
Normalized FFO available for common shares	**$165.9**	**$210.2**	**$232.3**	**$253.3**	**$277.5**

Note:

(1) The 2015 amounts are the midpoint of an estimate range. See our guidance furnished with the SEC as Exhibit 99.1 to the Form 8-K filed on July 21, 2015.

11

Non-GAAP Financial Measures

Funds from Operations (“FFO”) is a non-GAAP financial measure. We believe FFO, as defined by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), is generally an appropriate measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance.

We define FFO as net income, computed in accordance with GAAP, excluding gains and actual or estimated losses from sales of properties, plus real estate related depreciation and amortization, impairments, if any, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. We receive up-front non-refundable payments from the entry of right-to-use contracts. In accordance with GAAP, the up-front non-refundable payments and related commissions are deferred and amortized over the estimated customer life. Although the NAREIT definition of FFO does not address the treatment of non-refundable right-to-use payments, we believe that it is appropriate to adjust for the impact of the deferral activity in our calculation of FFO.

Normalized Funds from Operations (“Normalized FFO”) is a non-GAAP measure. We define Normalized FFO as FFO excluding the following non-operating income and expense items: a) the financial impact of contingent consideration; b) gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs; c) property acquisition and other transaction costs related to mergers and acquisitions; and d) other miscellaneous non-comparable items.

We believe that FFO and Normalized FFO are helpful to investors as supplemental measures of the performance of an equity REIT. We believe that by excluding the effect of depreciation, amortization and actual or estimated gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. We further believe that Normalized FFO provides useful information to investors, analysts and our management because it allows them to compare our operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences not related to our operations. For example, we believe that excluding the early extinguishment of debt, property acquisition and other transaction costs related to mergers and acquisitions and the change in fair value of our contingent consideration asset from Normalized FFO allows investors, analysts and our management to assess the sustainability of operating performance in future periods because these costs do not affect the future operations of the properties. In some cases, we provide information about identified non-cash components of FFO and Normalized FFO because it allows investors, analysts and our management to assess the impact of those items.

Investors should review FFO and Normalized FFO along with GAAP net income and cash flow from operating activities, investing activities and financing activities, when evaluating an equity REIT’s operating performance. We compute FFO in accordance with our interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. Normalized FFO presented herein is not necessarily comparable to normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same methodology for computing this amount. FFO and Normalized FFO do not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flow from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.

Equity LifeStyle Properties

Two North Riverside Plaza, Chicago, Illinois 60606 800-247-5279 | www.EquityLifeStyle.com